Exhibit 13.1

Certifications Pursuant to 18 U.S.C. Section 1350

Pursuant to U.S.C. Section 1350 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of SOS Limited. (the “Company”), does hereby certify, to such officer’s knowledge, that:

The Annual Report on Form 20-F for the year ended December 31, 2024 of the Company fully complies, in all material respects, with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 20-F fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 15, 2025

/s/ Yandai Wang
Yandai Wang
Chief Executive Officer and Chairman (Principal Executive Officer)

Dated: May 15, 2025

/s/ Li Sing Leung
Li Sing Leung
Chief Financial Officer (Principal Financial Officer)